EXHIBIT 23.3



                         INDEPENDENT AUDITORS' CONSENT



     We consent to the use in this Amendment No. 1 to Registration Statement No. 333-78427 of Perry Ellis International, Inc. on Form S-4 of our report dated March 12, 1999 (May 11, 1999 as to Note 10) appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.



/s/ Saul L. Klaw & Co., P.C.
Certified Public Accountants


New York, New York
Dated: June 30, 1999